Exhibit 10.7
Translated from Hebrew

(Emblem of the State of Israel)

Special License No.

Ministry of Communications

Senior Engineer & Licensing Department

Combined Licensing Field

P. O. Box 29107

Tel-Aviv 61290

24th Tamuz 5763

24th July 2003

Mr. David Ribel, Director General

R.R. Satellite Communications Ltd. Company

197/10 Yitzchak Regger Street

Be’er Sheva

Dear Sir,

Re:          Amendment No. 1 of Special License No. 5-10439-2-95049

1.             On 09.07.2003 an amendment of the Up-Link Policies document attached hereto was approved.

2.             Attached hereto is an amendment of the license pursuant to the guidelines in the policies document.

3.             The validity of the license was amended and is now valid until Thursday, 28th Tamuz 5768 (31.07.2008).

4.             I request to submit an activity report and revised license appendices as of 30.08.2003.

Sincerely,

(—)

Ruti Cohen

Combined Licensing Field Manager

CC:

Mr. Chaim Garon, Adv.                       - Senior Deputy Director General Engineer and Licensing

Dr. Yizhar Tal                                        - Legal Advisor

Mr. Ze’ev Raz                                       - Senior Deputy Director General of Multi-Channel Subscription Broadcasting

Mr. Chaim Chaviv                                - Senior Deputy Director General Telecommunication Monitoring

Mr. Moshe Galili                                  - Assistant Deputy Director General and Senior Deputy Director General of Spectrum Management and Frequency Licensing.

Dr. Asaf Cohen                                    - Senior Deputy Director General of Economics and Budget

Mr. Yossi Litman                                  - Assistant Deputy Director General of Marketing and Sales, Telecommunication

Telephone: 03-5198205/243	Facsimile: 03-5198244

Special License To Render Telecommunication Services

 Number 5-10439-2-95049 To The R.R. Satellite Communications Ltd. Company

Amendment No. 1

By virtue of the power pursuant to Section 4 of the Communications (Telecommunication and Broadcasting) Law, 5742-1982 (hereinafter – The Law) and pursuant to Section 5 of the Mobile Telegraph [New Version] Ordinance 5732-1972 (hereinafter – The Ordinance), and the rest of the powers granted to us pursuant to any law, we hereby grant a special license to render telecommunication services – visual and audio transmission services via stationary and mobile land satellite stations, as detailed below:

Part A: Licensee’s Details

R.R. Satellite Communications Ltd.

A company registered in Israel whose number is: 51-926980-3

The address of the company’s registered office: 197/10 Yitzchak Regger Street, Be’er Sheva

Telephone No.: 08-6499007  Facsimile No.: 08-6499002

Electronic Mail: gm@rrsat.com website: www.rrsat.com

Hereinafter: “The Licensee”

Part B: The License

1.             Definitions

1.1           In this license, the following phrases will bear the meaning alongside them:

“Access Approval”-

Approval given by the satellite service operator to the Licensee pertaining to the compatibility of theLicensee’s system to the technical requirements of the satellite system belonging to the satellite service provider, as attached in Appendix C to the license;

“Approval Type”-	Within the meaning of the Law or Ordinance, pursuant to the matter at hand;

“The Treaty” -

The International Telecommunication Union’s constitution (ITU) and the treaty there under, Kyoto 1994, or any other treaty repealing it and the administrative regulations for the radio and telephone pertaining thereto;

“Licensee” -	Whoever received a license to render visual transmission and audio services as referenced in this document;

“Transmission Licensee”-	or Licensee who received a special license to render transmission services.

“Law” -	Including but not limited to the Administration’s directives;

“The Law”-	The Communications (Telecommunication and Broadcasting) Law, 5742-1982 and secondary legislation enacted by virtue thereof;

“The Client” -	Whoever engaged in a contract with the Licensee in order to receive the service in accordance with Section 3 of the license and he is one of the following:

(1)   An Israeli corporation broadcasting television or radio broadcasts pursuant to any law, to the public in Israel or to some of it, or a foreign broadcasting or distribution corporation operating in accordance with a treaty to which Israel is a signatory thereof (hereinafter – The Broadcasting Corporation);

(2)   Whoever seeks to analogically transfer visual and audio to a type of recipients and only them, and the visual and audio that are being transmitted are not intended nor can be reasonably received by an antenna with a diameter of 2.44 meters or less or which are not coded and which are not intended nor can be received by someone who does not have a suitable decoder;

(3)   Whoever seeks to digitally and coded transfer visual and audio to a type of recipients and only them, and the visual and audio that are being transmitted are not intended nor can be received by someone who does not have a suitable decoder;

(4)   Whoever was given from time to time, a special approval from the Director General at the Ministry of Communications or the person designated by him.

“The Director” - The Ministry’s Director General or the person designated by him on his behalf with respect to this license;

“The System” -

Stationary and mobile land satellite stations serving the transmission of visual and audio signals or combined visual and audio signals, including: antennas, broadcasting and reception equipment and ancillary equipment; as detailed in Appendix A to the license dated 31.12.2001;

“(Inter-State Operator)

ISO” -	General Licensee to render Inter-State stationary (infrastructure, transmission, communication data and telephonic) telecommunication services;

“Satellite Service Operator”	A corporation that makes available for use of the Licensee, whether directly or via a subscriber, satellite space segmentswhich the Director, and subject to all laws, approved the use of its services;

“The Supervisor”	Whoever the Director authorized to supervise the Licensee’s activities;

“State of Emergency” -	One of the following situations:

a.	State of Emergency as defined in Sections 38, 39 and 41 of the Basic Law: The Government.

b.	Home Front State of Emergency – in accordance with Section 9C of the Civil Defense Law, 5711-1951.

c.

Material Communications Crisis – a situation whereby telecommunication systems crashed or there is a fear that they might crash, including but not limited to a natural disaster, mass disaster or breach of security and which the existence thereof was determined by the Minister of Communications;

“The Ministry” -	Ministry of Communications;

“Type of Recipients” -

A group including a limited number of persons with a common interest to receive the visual and audio and can justifiably be distinguished, from a material aspect, from other persons; In this respect the actual reception of visual will not be deemed a common interest;

“Transfer”-	Whether directly or indirectly, whether for consideration or without consideration, whether permanently or for a period of time;

“Majority of the Assets”

The Licensee’s assets that serve it to render the telecommunication services set forth in this license whereby without them the Licensee cannot itself offer the services under the license, in whole or in part, or without them the standard of service rendered by the Licensee would be substantially impaired;

“The Ordinance” -	The Mobile Telegraph Ordinance [New Version], 5732-1972 and the secondary legislation enacted pursuant thereto;

“End Equipment” -	Telecommunication equipment for the use of the client that connects or is intended to be connected from the client’s point to the system;

“Point to Point Line”	A physical or logical line serving telecommunication’s purposes, whereby the transmission by telecommunication begins at one end and only ends at the other end;

“Broadcasting”	Emission of electromagnetic signals;

“Transmission Service” -	The Licensee’s services that are given pursuant to this license;

“The Minister” -	Minister of Communications;

“Supervision Regulations” -	The Telecommunication (Supervision of Licensee’s Activities) Regulations 5746-1986;

“Operational Regulations”	The Telecommunication (Installation, Operation and Maintenance) Regulations, 5745-1985;

1.2           Phrases that are not explicitly defined in Section 1.1 will bear the meaning given to them in a different place in this license, or by law or by the ordinance or by the Interpretation Law, 5741-1981, insofar as a different meaning is not implied by the written language or context thereof.

2.             The Purpose Of The License

The purpose of the license is to define the telecommunication services and the telecommunication activities that are permitted under this license as well as the conditions thereof.

3.             The Types Of Activities And Services That Are Permitted

3.1           A Licensee, pursuant to this license and subject to the terms hereof and all laws, may supply services as defined in this section below to the client:

3.1.1        The receipt of the rights to use the satellite space segments which the Licensee leased for its own use or for the purpose of making them available to the client, upon coordinating the same with the satellite service provider and the Ministry.

3.1.2        Visual and Audio Inter-State Transmission Service

The point to point visual and audio inter-state transmission service signals or point to defined multi-point, including but not limited to reception, broadcasting or both (up-link/down link) and transmission via or through satellite.

3.1.3        Visual And Audio Inter-National Transmission Service

Point to point visual and audio inter-national transmission service signals or point to defined multi-point, including but not limited to reception, broadcasting or both (up-link/down link) and transmission via or through satellite.

3.1.4        Broadcasting Distribution by Broadcasting Corporation

Distribution service of the client’s broadcasts that is a broadcasting corporation will be given in accordance with the provisions of the laws organizing the client’s aforesaid broadcasts.

3.2           Comments and Clarifications

3.2.1        A Licensee may carryout activities and services permitted by this license by an analogical or digital method as well as performing signal processing, compression, encoding and transmission.

3.2.2        Prior to the first operation of the land satellite station opposite any satellite, the Licensee will perform compatibility tests of the station against the said satellite and will be entitled to operate the station against this satellite only after it has obtained access approval. A copy of the approval will be remitted to the Director of the engineering and licensing department as well as the supervisor at the satellite communications office.

Copies of all the Licensee’s access approvals are attached as Appendix C and will be revised from time to time.

3.2.3        With respect to a client who is a general licensee for cable broadcasts, the Licensee may only give point to point transmission services or point to predefined multi-point services provided that the reception points are broadcasting centers that serve the general licensee for cable broadcasts.

3.3           Ancillary Services

3.3.1        Establishment, installation, connection, operations and maintenance of the system.

3.3.2        Establishment and operation of control means necessary to guarantee that the system functions properly.

3.3.3        Ordering and receiving lines from the ISO or special licensee to render transmission services for the purpose of connecting the system with the client.

4.             Commencement, Renewal and Validity of the License

4.1                                 This license will commence on the day the Director signs it and it will be valid until Thursday, 28th Tamuz 5768 (31.07.2008) (hereinafter – “License Period”).

4.2                                 During the license period the Director may inspect whether the license terms are being upheld by the Licensee and the quality of its services.

4.3                                 Whereupon the Director deems it appropriate during the license period to amend its terms or details of this license, add or derogate from them (hereinafter – “The Director’s Requirements”), after having heard the Licensee and after having taken into account inter alia, the considerations determined in Section 4(b) of the Law, the Licensee will act to abide by the Director’s requirements and these requirements will be an integral part of this license.

4.4                                 The Director will act pursuant to its powers as noted in Section 4.3 after having given the Licensee ample opportunity to argue his assertions.

4.5                                 A Licensee will notify the Ministry in writing, no later than 60 days prior to the end of the license period whether it intends to renew the license and will attach to the request a report as detailed in Section 10.4, and should he not do so then the Licensee may not continue rendering the services from the date of the end of the license period;  a request submitted after the aforesaid date, if submitted, will be considered a new request to issue a special license and all deriving there from.

5.                                       Terms of the License

5.1                                 Starting to Render the Service

5.1.1        A Licensee will establish and operate, for the purpose of rendering the services, one mobile system or one stationary system.

5.2                                 Installation and Operation of the System and End Equipment

5.2.1        The existence of the necessary approvals as detailed below:

5.2.1.1     Type Approval from the Director with respect to all the end equipment specified in Appendix A to the license.

5.2.1.2     Installation of the system, operation and maintenance thereof will be carried out by the Licensee or contractors who will act on behalf of and in accordance with the terms of the Type Approval given with respect to the foregoing equipment.

5.2.1.3     A Licensee will advise the Ministry in advance and in writing concerning the contractors working on its behalf.

5.2.1.4     Access approvals to the Licensee’s land satellite stations.

5.3                                 Maintenance

5.3.1        In any event of a malfunction the turnaround time for renewal of service to the client will be as detailed in the agreement with the client.

5.3.2        The Licensee will ground the broadcasting place and will ensure that the types and antennas will be at ground potential with respect to direct voltage.

5.3.3        Whereby the power supply of the broadcaster emanates from the electricity network electrical contact between the electricity network and antenna needs to be avoided.

5.3.4        A Licensee will ensure that the operation of the system does not cause electromagnetic interferences to the State’s systems or to other lawful operating systems.

5.3.5        Whereupon the Licensee becomes aware that the system is causing such interferences as noted in Section 5.3.4 it must stop forthwith the system from operating and not renew its operation so long as the interference continues or may continue.

5.3.6        In any event of a malfunction constituting a safety hazard, the Licensee is responsible to prevent the hazard immediately upon its discovery.

5.3.7        In any event of a malfunction, the Licensee will first inspect whether the source of the malfunction is something other than the system, including but limited to the end equipment.

5.4                                 Infrastructures

The service will be provided via the systems described in Appendices A 1-5 to the license dated 31.12.2001, via satellite infrastructures (space segments) and via the ISO (land) infrastructure or a special licensee to render the transmission services.

5.5                                 Use of the Encoding System

Any use of the encoding systems, whether direct or indirect, including but not limited to via hardware and/or software must be pre-approved by the security entities pursuant to the provisions of the Supervisory Order Over Commodities And Services (Business Via Encoding), 5758-1998.

5.6                                 Restrictions

5.6.1        A Licensee will establish and operate, for the purpose of rendering the service, a mobile land satellite station and a stationary land satellite station.

5.6.2        For the sake of removing any doubt it is clarified that: -

5.6.2.1         A Licensee is not entitled to render telecommunication services that were not explicitly approved under this license or by any other telecommunication license from the Director; without derogating from the generality of the foregoing, a Licensee is not entitled, under this license, to render telephonic services or data transfer.

5.6.2.2         Whereupon a Licensee sees a client rendering services to third parties, it will not allow it nor enable it to do so unless the client obtains a license to do so.

5.6.2.3         A Licensee is not entitled to permit the use of its system by another Licensee unless this was permitted in this license or pursuant to the Director’s directive in accordance with Section 5 of the law.

5.6.2.4         A Licensee will execute the activities and services pursuant to this license by the manner determined herein with respect to the performance and supply thereof;

5.6.2.5         A Licensee is not entitled to bypass the foregoing stipulations through the use of permits determined in other licenses given to it and which were intended for another matter.

5.6.2.6         Operating the system is contingent upon these:

5.6.2.6.1          Performing compatibility tests and obtaining access approval from the satellite service operator.

5.6.2.7         A Licensee is not entitled to render broadcasting services to the public nor is it entitled to permit another to render such services using its facilities, unless the other is a client that is a broadcasting corporation as defined in this document and in accordance with the provisions of the law and the license organizing that client’s broadcasts.

5.6.2.8         A Licensee is not entitled to bypass, by any means, a general licensee’s public telecommunications network or transmission service of a special Licensee.

5.6.3        A Licensee is not entitled to make changes to the system described in Appendices A 1-5 to this license dated 31.12.2001 without obtaining the Director’s approval in writing and in advance.

5.6.4        A Licensee is not entitled to use within the client’s area, cables or pipes owned by ISO or used by ISO unless it obtains ISO’s written consent to do so.

5.7                                 Fair Competition

A Licensee’s activities will not include an act or omission that may impede upon competition within the general telecommunications field or competition within the field of services detailed in Section 3 in particular, restricting such competition or harm the public benefit.

5.8                                 Revocation of the License

5.8.1        The Minister may revoke or condition the license prior to the termination of the license period if one or more of the grounds detailed in Section 6 of the Law occur or any one of the following instances:

5.8.1.1     A Licensee refused to remit to the Minister, Director or anyone on their behalf information that it is required to disclose and which is in its possession or the Licensee remitted false information to the Minister, Director or anyone on their behalf.

5.8.1.2     The Licensee’s activities constituted an act or omission that impeded upon competition within the telecommunications field in general or the services detailed in Section 3 in particular or which restricted competition or harmed the public benefit.

5.8.2        Whereupon the Minister is of the opinion that the grounds for revocation, under the circumstances of the matter does not require revocation of the license the Minister will grant the

Licensee ample opportunity to remedy the act or omission constituting the grounds for revocation.

5.8.3        The Minister will notify the Licensee in advance of its intention to revoke the license, and will reference in the notice the grounds for doing so and will allow the Licensee, within a period stipulated in the notice, to argue its assertions in relation to the grounds for revocation, whether in writing or orally, pursuant to the circumstances of the matter at hand.

5.8.4        In the revocation notice the Minister will determine a date upon which the revocation of the license will take effect and he may instruct the Licensee to continue to render the services pursuant to this license until the license is given to another or until a trustee is appointed or until a receiver is duly appointed in order to manage the Licensee’s business and operate the system pursuant to the matter at hand.

5.8.5        A Licensee will continue to render the services until the date determined by the Minister in the notice, as determined in the notice and will abide by the provisions of this license and any directive given to him by the Minister in this respect.

5.8.6        Cancellation of a Condition in the License

Cancellation or a determination pertaining to the cancellation of a condition in this license or a portion thereof will only apply with respect to that condition or portion thereof, pursuant to the matter at hand, and they will not in and of themselves prejudice the binding validity of the license or of another condition therein unless a different meaning is compelled resulting from the cancellation or revocation or the context of the matter at hand.

5.9                                 Client Representation (Before ISO)

Not applicable.

5.10                           Licensee’s Role In A State Of Emergency

A Licensee will act as detailed in Appendix B to this license.

5.11                           Norms, Procedures, Specifications and Standards

5.11.1      A Licensee will prepare and remit for approval by the Director, procedures, specifications and standards necessary to carryout the telecommunication activities and rendering telecommunication services.

5.11.2      A Licensee will ensure that it obtains access approval for the stations from the “A.T. Communications Channels Ltd.” Company and will remit a copy of any access approval given to it to the Director.

5.12                           Instructions and Restrictions With respect to Spectrum issues

5.12.1      The approval to operate the system over an electromagnetic spectrum is as detailed in Appendices A, B and E which will be revised from time to time by the Director.

5.12.2      A Licensee will abide by all the rules deriving from broadcasting and reception activities via satellite pursuant to the treaty, law, ordinance and the license and pursuant to the procedures as published by the Director from time to time.

5.12.3      The approval for the station’s activity over the electromagnetic spectrum will be on a secondary basis* and subject to additional conditions based on the station’s individual frequency as detailed in Appendix E.

5.12.4      In the case of an Israeli satellite operator, a Licensee will ensure that the system operates in accordance with the spectral constraints which the State submitted to toward other organizations.

5.12.5      In the case of a foreign satellite service operator, a Licensee will ensure that the system operates in accordance with the spectral constraints that the satellite service operator’s Directors and organizations submitted to toward the State.

5.12.6      In the event that no such reciprocal undertakings exist the Director may determine the conditions pursuant to which the foreign satellite service operator may broadcast.

* Secondary Basis – within the meaning of the International Telecommunication Union (ITU) Regulations

5.12.7      The frequencies and broadcasting suppliers detailed in Appendix E will be compatible with the foregoing constraints pursuant to the sections above.

5.12.8      The approval for the electromagnetic spectrum activity is as detailed in Appendices A, B and E, any change in frequencies or other data compel contacting the Director in advance and in writing in order to request approval. The Director will consider the specific request and is not obligated to approve the requested change.

5.12.9      Use of Frequencies

5.12.9.1       A Licensee will establish the system and operate it by such a manner that none of its parts radiate radiation that is prohibited pursuant to the provisions of the Pharmacists (Radioactive Bases And Their Products) Regulations, 5740-1980, and will do all that is necessary, if necessary in order to obtain a permit pursuant to the foregoing regulations and all laws.

5.12.9.2       A Licensee will establish the systems and operate them by such a manner that prevents interference with other telecommunication and remote systems that operate lawfully; prior to operating the system the Licensee will perform tests and measurements in order to prevent electromagnetic interferences;  if it is discovered that electromagnetic interference is foreseen or interference is discovered upon the operation thereof, the Licensee will act in order to find a solution to prevent such interference and prevent them from reoccurring and if no solution can be found then the Licensee will write to the Director or the person designated for this purpose on its behalf in order to try and find a reasonable solution;  the Director may demand that each of the parties make changes in operating the equipment or use of the frequencies or stop broadcasting over certain frequencies across the country or in specific areas.

5.12.9.3       A Licensee will use the frequencies allotted to him as noted in Appendix E only in order to render the services pursuant to this license.

5.12.9.4       Granting this license, including but not limited to approval of the engineering plan, does not award any protection from interferences from other radiators that are lawfully operable within parallel frequency fields or other radiators operating outside the State territory or radiators that are lawfully operable on a frequency whereby their harmony is received by the system, however the Director will make all reasonable efforts in order to find a suitable solution for the required protection.

5.13         Experts

In order to render the services pursuant to this license the Licensee will operate suitable means and will employ a skilled technical team to include system experts as detailed in Section 9.

5.14         Alliance Agreement And Approval Thereof

5.14.1      Definition

Alliance Agreement – the agreement between the Licensee and client, to render the services.

5.14.2      Alliance Agreement

Not applicable.

5.14.3      Contract with the Client

5.14.3.1   Only an alliance agreement that was submitted to the Ministry as noted will serve the Licensee as a contract with its clients.

5.14.3.2   Once an alliance agreement is signed between the Licensee and client, the Licensee will remit to the client a copy of the alliance agreement. Whereupon the agreement also included appendices, the Licensee will attach a copy of the appendices to the alliance agreement to be remitted to the client.

5.15         Payments

The client will pay the Licensee for the services in accordance with the tariff table attached to the alliance agreement.

6.             Methods of Rendering the Service

6.1           Furnishing the Service

6.1.1        A Licensee will render its services via the system and stations that are specified in Appendices A and E to this license.

6.1.2        A Licensee will remit complete and detailed information regarding the services, nature of the services, scope and the cost of such service to anyone seeking such information and to the clients.

6.1.3        A copy of the alliance agreement to be remitted to the client will include, inter alia, these:

6.1.3.1         A description of the services the client is to receive.

6.1.3.2         The technical standards of the service.

6.1.3.3         The quality of service and availability standards, including but not limited to maintenance and control data.

6.1.3.4         The date upon which rendering the services will begin.

6.1.3.5         Routes of the lines – outlet and destination.

6.1.3.6         The consideration that the client will pay the Licensee in return for the service.

6.1.3.7         Data pertaining to the systems via which the services will be rendered.

6.1.4        A Licensee will render the service continuously, in accordance with the alliance agreement with the client and subject to all laws and provisions of the license.

6.2           Marketing the Service

6.2.1        A Licensee will render the service to all those seeking the service within the State of Israel, and with the liaison and coordination director’s approval, will render the services in the Judea and Samaria region and the Gaza strip that are within the control of the State of Israel, subject to the local law and the security legislation in those areas.

6.2.2        A Licensee is not entitled to operate the satellite system from the Palestinian Authority territory for the purpose of international communications.

6.3           Advertising the Service

With respect to advertising the services subject-matter of this license the Licensee will abide by the following:

6.3.1        Advertising the services to the public will be sincere and accurate and pursuant to the provisions of the law.

6.3.2        No advertising will prejudice the public benefit, prejudice the Ministry or ISO and the restrictions detailed in this license will apply thereto.

6.3.3        The advertising will correspond with the conditions of the license and the informative content of the service being advertised.

6.3.4        The advertisement will include a detailed reference of the service being provided pursuant to this license and will also note the license number therein.

6.3.5        The advertisement will include complete information about the service center and the person responsible for handling public grievances.

7.             Amending the Conditions of the License

The Director, after having given the Licensee ample opportunity to argue its assertions, may amend the conditions of the license, add to them or derogate from them if he is of the opinion that one of the following has occurred:

7.1           A change occurred to the license applicant’s extent of compatibility to perform the actions and services subject-matter of the license.

7.2           The change to the license was necessary in order to improve to guarantee the competition within the telecommunications field.

7.3           The change to the license was necessary to ensure the standard of services provided hereunder.

7.4           Technological changes in the telecommunications field justifying a change in the license.

8.             Communication and Quality of Service

8.1           Service Location

8.1.1        In order to render the services pursuant to this license, the Licensee will operate an operations, control and maintenance center (hereinafter – The Center); the center will install and operate a service communications and control center.

8.1.2        The centers are located in:

a.     Moshe Yatom Street, corner of Sheshet Hayamim Street, Rehovot Industrial Zone.

Tel: 08-9316545, Fax: 08-9466476

b.     5 Hahalacha Blvd., Tel-Aviv. Tel: 03-5623994, Fax: 03-5613061.

c.     1 Hakesem Street, Herzalia. Tel: 09-9541383, Fax: 03-9541328.

8.1.3        The center will offer those calling information pertaining to the Licensee’s services and will serve as the address for clarifications and handling malfunctions.

8.1.4        The Licensee will keep a record of all complaints it receives and the manner by which they are handled.

8.1.5        The center will be manned 24 hours a day, all year round to the exception of Saturdays and Holidays.

8.2           Lines

For the purpose of rendering the service subject-matter of this license by the Licensee, ISO or a special licensee rendering transmission services to the Licensee will install lines whose numbers will be adapted to the system’s traffic load and will allow the service quality requirements to be met that were determined in Section 8.3.

8.3           Quality and Continuity of Service

8.3.1        Upon rendering the service pursuant to this license, the Licensee will guarantee at least the following:

8.3.1.1     Continuous supply of control and maintenance services in accordance with the alliance agreement with the client and subject to all laws.

8.3.1.2     The Licensee will act, insofar as possible, to prevent the occurrence of malfunctions of the machine.

8.3.1.3     The Licensee and whomever he so authorizes will report any malfunctions that impact the ISO public telecommunications network to ISO and will act to quickly repair the malfunction insofar as possible.

8.3.2        A Licensee will install, as part of the system, computerized means for reporting and warnings pertaining to meeting the quality of service.

8.3.3        A Licensee will appoint someone responsible to handle clients’ grievances; will keep a record of the grievances and the manner by which they were handled – all as the Director so instructs.

8.3.4        The installation and existence of a generator and U.P.S. system that will allow for uninterrupted work during electricity power cuts for a period of at least eight hours.

9.             Qualifications and Ability

9.1           In order to render services pursuant to this license, and to perform the provisions of this license, the Licensee will employ a qualified professional team to include at least 6 technical professionals (engineers, technical engineers and registered technicians) of which at least 2 registered engineers out of all the professionals – at least two who each one will have at least 3 years experience in the satellite communications field.

9.2           The professional team will have the knowledge and experience in the satellite communication field and operating satellite communication systems as well as having the ability to coordinate between satellite organizations and satellite networks and the Minister of Communications.

9.3           A Licensee will keep in its possession, during the license period valid knowledge agreements to operate the system as well as agreements to service and maintain all the system’s components.

9.4           Economic Stability

Upon receiving this license and upon renewal hereof the Licensee is required to have self-capital of at least 1 million NIS and a total of financial sources available to it for the purpose of realizing the license will be no less than 4.5 million NIS.

10.           Monitoring, Reporting and Cooperation

10.1         With respect to monitoring and control powers over the Licensee’s activities and the duty to report applicable to it, the provisions of the Supervisory Regulations will be deemed an integral part of the conditions of this license.

10.2         The Licensee will cooperate with the supervisor and anyone appointed on its behalf for this purpose – will extend the required assistance and will furnish plans and other documents, accounts as requested from time to time associated with the license and operation of the service as well as the provisions of the supervisory regulations. Likewise, a Licensee will enable a person designated for this purpose on behalf of the Ministry to perform engineering tests and other tests in its premises, systems and other equipment he installed.

10.3         The Ministry will monitor adherence to the license conditions and will make available to itself all the powers determined by law whereupon any of the provisions of the license are breached, including but not limited to the possibility of disconnecting the lines or terminating the services and even revoking the license in instances that are appropriate in the law, and including but not limited to imposing financial sanctions in accordance with the law.

10.4         The Licensee’s Activities Report and Plans

10.4.1      The Licensee will remit to the senior engineer and licensing deputy director general and to the senior deputy director general telecommunications supervisor an annual report of its activities and plans (hereinafter – The Report) together with a renewal of the license application pursuant to the Telecommunications (Details Of License Application) Regulations, 5752-1992, 60 days before the end of the license period. The report constitutes a necessary condition precedent to handling the application and without it the application will not be dealt with.

10.4.2      Likewise, the report will be submitted as an annual report to the senior engineer and licensing deputy director general and the senior deputy director general telecommunications supervisor by the 31st of March every year. With respect to the last year in which the license is valid – the report will be submitted by the later of the two dates determined in Section 10.4.1 or this section.

10.4.3      The report must describe in detail the manner of operation under the license that was given and the Licensee’s plans for the future and it must include at least these:

10.4.3.1       The name and license number of the Licensee.

10.4.3.2       A description of the existing system and plans for expanding it.

10.4.3.3       A description of the services provided and the planned services for the future.

10.4.3.4       Schedules.

10.4.3.5       Clients and characteristics thereof.

10.4.3.6       Investments that were made and planned investments for the future.

10.4.3.7       Financial reports relating to the foregoing license.

10.4.3.8       Prices and tariffs (method and rate).

10.4.4      The report will be signed by the authorized signatory and will be confirmed by the Licensee’s accountant and attorney.

11.           Miscellaneous

11.1         Fees

11.1.1      The Licensee will pay fees at the rates and on the dates as determined by the Ministry in return for the license – all pursuant to the law and the ordinance; the Licensee will also provide, to guarantee fulfillment of its obligations, a bank guarantee or other guarantee, pursuant to the Ministry’s guidelines and subject to all laws.

11.1.2      A suspending condition to this license being enforced and the continued enforcement in the future is that the Licensee pays all such payments.

11.1.3      Whereupon the license was revoked, limited, suspended or not renewed for whatever reason – the Licensee will not be entitled to reimbursement of payments or fees, in whole or in part, that it paid for the license, renewal thereof, expanding it or changing the details thereof.

11.2         The Liability Of The Parties And The Relationship Between Them

11.2.1      The Ministry is not liable toward the clients and toward any third party for any damage sustained as a result of an act or omission by the Licensee, those acting on its behalf or in its place and which are associated with rendering services pursuant to this license; the Licensee will indemnify the Ministry, forthwith, for any damage or expense it incurs due to such a claim.

11.2.2      The Licensee will clarify in the alliance agreement that the contractual relationship for the purpose of rendering services subject-matter of this license is between him and the client only and that there are no contractual or commercial relations between the client and the Ministry or between the client and ISO insofar as rendering services under this license are concerned.

11.3         Changing Identification Details

A Licensee will notify the Director in advance and in writing of any change to its address, the center’s address, his name, telephone number or facsimile number.

11.4         Publication and Remitting Information

11.4.1      The Ministry is entitled to publish the license, in whole or in part, to the exception of its appendices, for public knowledge on the date and as it deems appropriate;  without derogating from the foregoing the license without its appendices is available to the public for perusal at the Ministry.

11.4.2      The provisions of the Freedom of Information Law, 5758-1998 (hereinafter: “Freedom of Information Law”) will apply to a request for information including details pertaining to the appendices to the license.

11.4.3      A Licensee will mark in the application to obtain a license the information contained in the license appendices which in his opinion sub-section 9(b)(6) of the Freedom of Information Law will apply and will reason his opinion as detailed in Section 13 of the Freedom of Information Law.

12.           The License, Its provisions and Provisions of the Law

12.1         Captions of the Sections

The captions of the sections in the license were inserted solely for convenience purposes and will not be used as an aid to interpretation or explaining the content of any of the conditions in the license.

12.2         Contradiction Between The Provisions Of The License

In any event that a dispute arises with respect to interpreting a provision in the license or a prima facie contradiction between them, the Director will determine how to interpret the provisions or how to settle the contradiction between them and after having given the Licensee ample opportunity to argue his assertions.

12.3         Abiding By The Provisions Of All Laws

12.3.1      Upon rendering the services pursuant to this license, the Licensee will ensure that it abides by all of the following:

12.3.1.1       The provisions of the law, treaty and ordinance.

12.3.1.2       The instructions given by the Administration as given pursuant to the law or ordinance.

12.3.2      The granting of this license does not release the Licensee from fulfilling any provision applicable to him pursuant to any law.

12.4         The License As An Exhaustive Document

12.4.1      The Licensee’s rights, duties and powers insofar as performing telecommunication activities and rendering telecommunication services as detailed in this license are concerned, and the performance of telecommunication activities necessary for the purpose of the foregoing license, are those that only originate in this license and derived from it and pursuant to it.

12.4.2      The Licensee will be estopped from asserting the existence of any right, permission or power in connection with the performance of telecommunication activities or rendering telecommunication services on the basis of any information, warranty, undertaking, representation, offer, understanding, publication, protocol, discussion or declaration made outside the scope of this license, whether in writing or orally, whether prior to being granted the license or thereafter, unless they were explicitly expressed in this license.

12.5         Assignment To Another

12.5.1      The license is personal and the Licensee cannot assign it to another, whether directly or indirectly, including but not limited to the assignment of any right or duty pursuant hereto, unless the Licensee notified the Director of any such change in advance and in writing and the Director approved this in writing.

12.5.2      For the purpose of Section 12.5.1 –

12.5.1.1           “Assignment” – including but not limited to a change in the means of control of the Licensee even if this does not constitute a change of controlling owners and including but not limited to transferring the majority of the Licensee’s assets.

12.5.1.2           “Means of Control” – within the meaning of Section 1 of the law.

12.6         The License Documents

The documents pertaining to this license are exclusively owned by the Ministry and the Licensee is entitled to hold them only during the license period; once the license expires, is revoked or suspended for any reason whatsoever, the Licensee will return the license documents in their entirety to the Director.

12.7         Revocation Of The License, Limiting The License Or Expiration Thereof

12.7.1      If the license is revoked or suspended the Licensee will act as detailed in Section 5.8.5 of the license.

12.7.2      If the license is limited, the Licensee will render services in accordance with the limitation.

12.7.3      Upon revocation of the license or expiration thereof, ISO or a special licensee rendering transmission services will disconnect forthwith the lines servicing the Licensee to render the service pursuant to this license.

13.           Terms And Provisions To Ensure Individual Privacy

While rendering services pursuant to this license, the Licensee will take every measure necessary pursuant to the law to ensure the client’s privacy and inter alia will act in accordance with the these terms:

13.1         The Licensee will not remit any information or details about the client and about the type of services it requests to the exception of the client itself.

13.2         Not applicable.

14.           Appendices to the License

The Appendices to this license detailed below and which are attached to the license dated 31.12.2001 constitute an integral part of the license and will be revised from time to time by the Director.

Below Is The List Of Appendices:

Appendix A -	The principle structure of the system dated 31.12.2001.

Appendix B -	The Licensee’s role during a state of emergency, special home front situation and a material communications crisis.

Appendix C -	Copies of the access approvals.

Appendix D -	Copy of the Licensee’s license to trade, valid on the date of the license being granted.

Appendix E -	The system’s technical and spectral data and that of the space segments (approved by the senior deputy director general of the spectrum management and frequency licensing).

Appendix F -	List of clients (correct as of 31.12.2001) and services given to the client.

Appendix G -	List of holders in the company.

15.           Name of contact person on behalf of the company: Mr. David Ribel Telephone No. 08-6499007, Fax No. 08-6499002.

                     5763 (2003)

( - )	( - )
Chaim Garon, Adv.	Uri Olnick, Adv.
Senior Deputy Director General	Director General
Engineering and Licensing
Ministry of Communications	Ministry of Communications

Copies: Special License distribution

STATE OF ISRAEL

MINISTRY OF COMMUNICATION

Special License for the Provision of Visual and Audio Transmission
Through a Mobile or Stationary Satellite Ground Station
R.R. Satellite Communications Ltd.
License Number 5-10439-2-95049

Amendment Number 2

Under the authority of the Minister of Communications pursuant to section 4(f) of the Communications Law (Bezeq and Broadcasting) 5742-1982, delegated to us under section 5 of the Wireless Telegraphic Ordinance (New Version) 5732-1972, and all other powers vested in us according to the law, and in accordance with the request of the company R.R. Satellite Communications Ltd., whose name is changed to RRSat Global Communications Network Ltd. (hereinafter: RR), we hereby administer the special license for the provision of Bezeq Services number 5-10493-2-95049 granted to RR on Thursday, 29 of the Month of Nissan, 5756 (18.04.1996), as follows:

Amendment to the Licensor’s Name

1.             After the heading “Section A: Details of the Licensor”

The name “R.R. Satellite Communications Ltd.” is replaced with “RRSat Global Communications Network Ltd.”

Amendment to Section 12.5

2.             After section 12.5.3 insert:

“12.5.3        Notwithstanding section 12.5.1, the transfer or acquisition of a traded means of control in the Licensor that require approval under section 12.5.1, that does not involve a transfer of control in the Licensor, will be performed in accordance with the terms set out in Annex H and after the Manager has provided written approval in advance for the completion of the public offering or sale of securities to the public. For these purposes, “traded means of control “ – means of control, including a deposit certificate or similar certificates, for securities registered for trading on the stock exchange in Israel or abroad in a country that is not hostile, or means of control that was offered to the public according to a prospectus and are held by the public, in Israel or abroad in a country that is not hostile.”

Amendment – Annex H

3.                                      After Annex G, the attached will be inserted as “Annex H– The Transfer of the Means of Trading Control”.

Commencement

4.                                      This amendment will commence on the date that RR notifies the office that the Articles of Association of the Licensor is amended in accordance with Section 4(c) of Annex H to the License.

12 Tishrei, 5765	(-)	(-)
4 October, 2006	Chaim Garon, Advocate Senior Vice President, Engineering and Licensing	Mordechai Mordechai General Manager

Annex H – Transfer of Traded Means of Control

Further to the above section 12.5.3 of the License, the following sections will apply:

1. Notwithstanding section 12.5.1 of the License -

(a)         If, without the prior approval of the Manager, traded means of control in the Licensor have been transferred or acquired resulting with a person becoming an interested party in the Licensor, the Licensor shall report such transaction to the Manager in writing within 21 days from the day that he was notified of it.

(b)         If, without the prior approval of the Manager, traded means of control have been transferred or acquired equal to 10% or more of means of control or in an amount resulting with a person becoming an influential party in the Licensor, which did not result in the transfer of control of the Licensor, the Licensor shall report this to the Manager in writing and file with the Manager a request to approve such transfer or acquisition, and all within 21 days from the day that it was notified of such transaction.

2.            Entering into an Underwriting Agreement in connection with a public offering or sale of securities to the public, and also their registration on a stock exchange in Israel or abroad in a country that is not hostile, or the deposit of securities, including a deposit certificate or any such similar certificate, for securities, or their registration with a depositary and/or registration agent, will not be regarded in and of itself as the transfer of the means of control in the Licensor.

3.                        (a) Immediately upon the Licensor becoming aware of any Extraordinary Holdings, it shall record such matter in the company books (Shareholder Register) noting the Extraordinary Holdings, and send a notice to the shareholder with the Extraordinary Holdings and to the Manager. For these purposes, “Extraordinary Holdings” — the holding of traded means of control without the prior approval of the Manager in accordance with section 1(b) above, and as long as the Manager has not provided his approval in accordance with the section.

(b)                   Extraordinary Holdings, that will be recorded in accordance with section 3(a), will not grant the holder any rights whatsoever, and will be considered “dormant shares” as defined under section 308 of the Companies Law, 5759-1999, except for the purpose of shareholder dividends or other distributions (including the right to participate in an offering of rights calculated on the basis of the holdings of the means of control of the Licensor, however, the holdings acquired pursuant to such offering will be considered as Extraordinary Holdings), and therefore any action or claim in relation to an exercise of any right due to the Extraordinary Holdings will not be enforceable, except for the receipt of dividends or other distributions as aforesaid.

4.                          (a) The Extraordinary Holdings will not grant voting rights in the general meeting. The participating shareholder in the vote of the shareholders meeting will notify the Licensor before the vote, or if the vote is a written vote, to be noted on the ballot, whether the shareholder’s holdings in the Licensor or the shareholder’s vote requires approval according to section 1(b) or not; a shareholder who did not notify the Licensor as aforesaid, his vote will not be counted and his voice will not be included.

(b) A director of the Licensor will not be appointed, elected or dismissed from office as a result of the exercise of the rights of the Extraordinary Holdings; in the event that a director has been appointed, elected or dismissed, any such appointment, election or dismissal shall not be valid.

(c) The terms of sections 3 and 4 will be included in the Articles of Association of the Licensor, including section 6, with all necessary changes.

5. As long as the Articles of Association include the terms of sections 3 and 4 and the Licensor acts in accordance with sections 1, 3 and 4, the Extraordinary Holdings themselves will not constitute grounds for revocation of the License.

6. The terms of sections 1-5 will not apply to a person who is a founding shareholder. In this context, “a founding shareholder” – Kardan Communications Ltd, Del-Ta Engineering Equipment Ltd. and Mr David Rivel.